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                         [COOPERS & LYBRAND LETTERHEAD]

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Amendment No. 1 to Registration Statement (File No. 333-05303) on Form S-1 of our report dated March 4, 1996, except for Note 14, for which the date is June 4, 1996, on our audits of the financial statements and financial statement schedule of Norland Medical Systems, Inc. (formerly Ostech, Inc.) as of and for the years ended December 31, 1995 and 1994. We also consent to the reference to our Firm under the caption "Experts".

                                          /s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut
June 19, 1996